                                                                 Exhibit 8.01
                                 April 29, 1998

Board of Trustees
Federated Investors
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779


Ladies and Gentlemen:

  We have acted as counsel for Federated Investors, a Delaware business trust (the "Trust") and Federated Investors, Inc., a Pennsylvania corporation (the "Company") in connection with the preparation and execution of the Agreement and Plan of Merger dated as of February 20, 1998 (the "Merger Agreement") between the Trust and the Company. Pursuant to the Merger Agreement, the Trust will merge with and into the Company (the "Merger"), with the Company surviving. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All Section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

  You have requested our opinion regarding certain Federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), the Merger Agreement (including Exhibits) and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon certificates of officers of the Trust and the Company respectively (the "Officers' Certificates") dated as of the date hereof.

  In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

  1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

  2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

  3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken that are inconsistent with such representations; and

April 29, 1998
Page 2


  4. The Merger will be reported by the Trust and the Company on their respective Federal income tax returns in a manner consistent with the opinion set forth below.

  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (without any waiver, breach or amendment of any of the provisions thereof), the statements set forth in the Officers' Certificates are true and correct as of the date hereof and at the Effective Time, and the application of the Federal income tax laws to the Merger does not change from the date hereof to the Effective Time, then:

          (a) For Federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code; and

          (b) The discussion set forth under the caption "The Merger -- Federal Income Tax Consequences" in the Registration Statement insofar as it relates to the statements of law or legal conclusions constitutes and specifically represents our opinion with respect to such statements of law or legal conclusions.

  This opinion represents and is based upon our best judgment regarding the application of Federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

  This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). Furthermore, this opinion relates only to the Holders of Trust Class A or Class B Common Shares who hold such shares as a capital asset. No opinion is expressed as to the Federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, Holders who acquired their Trust Class A or Class B Common Shares pursuant to the exercise of options or otherwise as compensation, taxpayers subject to the alternative minimum tax, banks, tax-exempt

April 29, 1998
Page 3


organizations, non-United States persons, dealers in securities, and life insurance companies).

  No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in connection with the Federal income tax consequences of the Merger under the heading "The Merger -- Federal Income Tax Consequences" in the Registration Statement.

                                            Very truly yours,

                                            /S/ Kirkpatrick & Lockhart LLP

                                            KIRKPATRICK & LOCKHART LLP

                             OFFICER'S CERTIFICATE
                             ---------------------

                                 April 29, 1998

                           Federated Investors, Inc.
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779


Kirkpatrick & Lockhart, LLP
535 Smithfield Street
1500 Oliver Building
Pittsburgh, Pennsylvania 15222

  Re: Merger pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 20, 1998, between Federated Investors, a Delaware business trust (the "Trust") and Federated Investors, Inc., a Pennsylvania corporation (the "Company")
       -------------------------------------------------------------------------

Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement including exhibits and schedules attached thereto.

     Representations.  The undersigned hereby certify and represent that the
     ---------------
following facts are now true and will continue to be true as of the Effective Time of the Merger.

1. The Trust is an association taxable as a corporation for Federal income tax purposes;

2. The liabilities of the Trust assumed by the Company plus the liabilities, if any, to which the transferred assets are subject were incurred by the Trust in the ordinary course of its business and are associated with the assets transferred;

3. Following the Merger, the Company will continue the historic business of the Trust or use a significant portion of the Trust's historic business assets in a business;

April 29, 1998
Page 2


4. The fair market value of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company plus the amount of liabilities, if any, to which the transferred assets are subject;

5. The total adjusted basis of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company plus the amount of liabilities, if any, to which the transferred assets are subject;

6.   No two parties to the Merger are investment companies within the meaning of
     Section 368(a)(2)(F)(iii) and (iv) of the Code;

7. The Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

8. There is no plan or intention on the part of the Trust's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a corporation to its shareholders), disposition or any other transaction that results in a constructive sale (as defined in Code Section 1259) of shares of Company Common Stock received in the Merger (a "Sale") to persons related to the Company (as defined in Treasury Regulation Section 1.368-1(e)(3)) that would reduce the Trust shareholders' ownership of Company Common Stock to a number of shares having a value as of the Effective Time of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Trust Class A and Class B Common Shares. For purposes of this paragraph, shares of Trust Class A and Class B Common Shares (i) with respect to which a Trust shareholder receives consideration in the Merger other than Company Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Company Common Stock) and/or (ii) with respect to which a Sale to a person related to the Company or the Trust (as defined in Treasury Regulation Section 1.368-1(e)(3)) occurs prior to and in connection with the Merger, shall be considered shares of outstanding Trust Class A and Class B Common Shares exchanged for Company Common Stock in the Merger and then disposed of pursuant to a Plan;

9. Prior to and in connection with the Merger, the Trust will not redeem any of its outstanding stock or make any distribution with respect to its stock other than normal, regularly scheduled distributions that are in accordance with the Trust's past standard practice;

April 29, 1998
Page 3


10. Neither the Company nor any person related to the Company (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to reacquire any of the Company stock issued in the Merger;

11. The Company has no plan or intention to sell or otherwise dispose of any of the assets of the Trust acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code;

12. The fair market value of the Company Common Stock received by each Trust shareholder will be approximately equal to the fair market value of the Trust Class A and Class B Common Shares surrendered in exchange therefor;

13. The Company will pay or assume only those expenses of the Trust that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187;

14. There is no intercorporate indebtedness existing between the Company and the Trust that was issued, acquired or will be settled at a discount as a result of the Merger; and

15. None of the compensation received by any shareholder-employees of the Trust will be separate consideration for, or allocable to, any of their shares of the Trust; none of the shares of Company stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services at arm's length for similar services.

     The undersigned recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

April 29, 1998
Page 4


     The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except, as expressly set forth in such opinions.

                             Very truly yours,

                             /s/ John W. McGonigle
                             FEDERATED INVESTORS, INC.
                             a Pennsylvania corporation

                             By: John W. McGonigle
                             Title: Executive Vice President and General Counsel

                             OFFICER'S CERTIFICATE
                             ---------------------

                                 April 29, 1998

                              Federated Investors
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779

Kirkpatrick & Lockhart LLP
535 Smithfield Street
1500 Oliver Building
Pittsburgh, Pennsylvania 15222

       Re: Merger pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 20, 1998, between Federated Investors, a Delaware business trust (the "Trust") and Federated Investors, Inc., a Pennsylvania corporation (the "Company")
------------------------------------------------------------------------

Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement including exhibits and schedules attached thereto.

     Representations.  The undersigned hereby certifies and represents that the
     ---------------
following facts are now true and will continue to be true as of the Effective Time of the Merger.

1. The Trust is an association taxable as a corporation for Federal income tax purposes;

2. The liabilities of the Trust assumed by the Company plus the liabilities, if any, to which the transferred assets are subject were incurred by the Trust in the ordinary course of its business and are associated with the assets transferred;

3. Following the Merger, the Company will continue the historic business of the Trust or use a significant portion of the Trust's historic business assets in a business;

4. The fair market value of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company plus the amount of liabilities, if any, to which the transferred assets are subject;

April 29, 1998
Page 2


5. The total adjusted basis of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company plus the amount of liabilities, if any, to which the transferred assets are subject;

6.   No two parties to the Merger are investment companies within the meaning of
     Section 368(a)(2)(F)(iii) and (iv) of the Code;

7. The Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

8. There is no plan or intention on the part of the Trust's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a corporation to its shareholders), disposition or any other transaction that results in a constructive sale (as defined in Code Section 1259) of shares of Company Common Stock received in the Merger (a "Sale") to persons related to the Company (as defined in Treasury Regulation Section 1.368-1(e)(3)) that would reduce the Trust shareholders' ownership of Company Common Stock to a number of shares having a value as of the Effective Time of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Trust Class A and Class B Common Shares. For purposes of this paragraph, shares of Trust Class A and Class B Common Shares (i) with respect to which a Trust shareholder receives consideration in the Merger other than Company Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Company Common Stock) and/or (ii) with respect to which a Sale to a person related to the Company or the Trust (as defined in Treasury Regulation Section 1.368-1(e)(3)) occurs prior to and in connection with the Merger, shall be considered shares of outstanding Trust Class A and Class B Common Shares exchanged for Company Common Stock in the Merger and then disposed of pursuant to a Plan;

9. Prior to and in connection with the Merger, the Trust will not redeem any of its outstanding stock or make any distribution with respect to its stock other than normal, regularly scheduled distributions that are in accordance with the Trust's past standard practice;

10. Neither the Company nor any person related to the Company (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to reacquire any of the Company stock issued in the Merger;

11. The Company has no plan or intention to sell or otherwise dispose of any of the assets of the Trust acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code;

April 29, 1998
Page 3


12. The fair market value of the Company Common Stock received by each Trust shareholder will be approximately equal to the fair market value of the Trust Class A and Class B Common Shares surrendered in exchange therefor;

13. The Company will pay or assume only those expenses of the Trust that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187;

14. There is no intercorporate indebtedness existing between the Company and the Trust that was issued, acquired or will be settled at a discount as a result of the Merger; and

15. None of the compensation received by any shareholder-employees of the Trust will be separate consideration for, or allocable to, any of their shares of the Trust; none of the shares of Company stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services at arm's length for similar services.

     The undersigned recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

April 29, 1998
Page 4



     The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except, as expressly set forth in such opinions.


                            Very truly yours,


                            /s/ John W. McGonigle
                            FEDERATED INVESTORS
                            a Delaware business trust

                            By: John W. McGonigle
                            Title: Executive Vice President and General Counsel